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                                                                     EXHIBIT 5.1


                                 [SASM&F Letterhead]


                              October 20, 1998


Radio Unica Corp.
8400 N.W. 52nd Street
Suite 101
Miami, Florida  33166



               Re:  Radio Unica Corp. Registration
                    Statement on Form S-4
                    (File No.333-61211)
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Ladies and Gentlemen:

          We have acted as special counsel to Radio Unica Corp., a Delaware corporation (the "Company"), and each of the Company's wholly-owned subsidiaries set forth in Schedule A hereto (the "Guarantors"), in connection with the public offering by the Company of $158,088,000 aggregate principal amount at maturity of the Company's 11 3/4% Senior Discount Notes Series B due 2006 (the
"Notes"), which are to be fully and unconditionally guaranteed on a senior unsecured basis pursuant to the guarantees (the "Guarantees") by each of the Guarantors. The Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount at maturity of the issued and outstanding 11 3/4% Senior Discount Notes due 2006 of the Company (the "Old Notes") under the Indenture, dated as of July 27, 1998, as supplemented as of September 11, 1998 (the "Indenture"), by and among the Company, the Guarantors named therein and Wilmington Trust Company, as Trustee (the "Trustee"), as contemplated by the Registration Rights Agreement, dated as of July 22, 1998 (the "Registration Rights Agreement"), by and among the Company, the Guaran-



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tors party thereto, CIBC Oppenheimer Corp. and Bear, Stearns & Co. Inc.

          This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-B under the Securities Act of 1933, as amended (the "Act").

          In connection with rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 (File No. 33-61211) as filed with the Securities and Exchange Commission (the "Commission") on August 11, 1998 under the Act, Amendment No. 1 thereto as filed with the Commission on September 4, 1998 and Amendment No. 2 thereto to be filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereafter referred to as the "Registration Statement"); (ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture; (iv) specimens of the certificates representing the Notes and the Guarantees included as exhibits to the Indenture; (v) the Certificate of Incorporation of the Company and each of the Guarantors (other than Sales (as hereinafter defined)), as in effect on the date hereof; (vi) the By-Laws of the Company and each of the Guarantors (other than Sales), as in effect on the date hereof;(vii) certain resolutions adopted by the Board of Directors of the Company and each of the Guarantors (other than Sales) relating to the Exchange Offer, the issuance of the Old Notes and the Notes, the Indenture, the Guarantees, and related matters; and (viii) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company or the Guarantors, we have assumed that


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such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others.

          We have also assumed that the execution, authentication and delivery by the Company and the Guarantors of the Notes or the Guarantees, as the case may be, and the Indenture and the performance of their respective obligations thereunder do not and will not violate, conflict with or constitute a breach or default under (i) any agreement or instrument to which any of the Company or the Guarantors is a party or by which any of them may be bound, or to which any of their respective properties or assets is subject, (ii) any statute, law, rule, or regulation to which any of the Company, the Guarantors or any of their respective properties may be subject, (iii) any judicial or regulatory order or decree of any governmental authority to which any of the Company or the Guarantors may be subject or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

          We have further assumed that (i) Radio Unica Sales Corp., a Florida corporation ("Sales"), (a) is validly existing and in good standing under the laws of the State of Florida and (b) has the corporate power and authority to execute, deliver and perform its obligations under the Notes and its Guarantee; and (ii) the execution, delivery and performance of the Notes and its Guarantee have been duly authorized by all requisite action on the part of Sales.

          Members of our firm are admitted to the bar in the States of California, New York and Delaware, and we do not express any opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein.

          Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions


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set forth herein, we are of the opinion that when (i) the Registration Statement becomes effective and the Indenture is qualified under the Trust Indenture Act of 1939, as amended; (ii) the Notes have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer; and (iii) the Guarantees by each of the Guarantors have been duly executed by the respective Guarantors and have been delivered upon consummation of the Exchange Offer in accordance with the terms of the Exchange Offer, the Notes and the Guarantees will constitute valid and binding obligations of the Company and the Guarantors, respectively, enforceable against the Company and the Guarantors in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                   Very truly yours,

                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP



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SCHEDULE A
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     Oro Spanish Broadcasting, Inc.
     Radio Unica of San Francisco, Inc.
     Radio Unica of San Francisco License Corp.
     Radio Unica of Miami, Inc.
     Radio Unica of Miami License Corp.
     Radio Unica of Los Angeles, Inc.
     Radio Unica of Los Angeles License Corp.
     Radio Unica of San Antonio, Inc.
     Radio Unica Network, Inc.
     Radio Unica Sales Corp.
     Blaya, Inc.
     Radio Unica of Houston License Corp.
















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